Press Release

Amalgamated Bank Announces Agreement to Acquire Amalgamated Bank of Chicago

Unites Two Highly Complementary Organizations to Further Enhance
Amalgamated’s Position as America’s Largest ESG-Focused Bank

Expanded Footprint and Resources Position Combined Bank to Better Serve
Socially Responsible People and Organizations Across the Midwest

NEW YORK AND CHICAGO – September 22, 2021 – Amalgamated Financial Corp. (Nasdaq: AMAL), the holding company for Amalgamated Bank (“AMAL”), America’s socially responsible bank, today announced it has entered into a definitive agreement to acquire Amalgamated Investments Company, the holding company for Amalgamated Bank of Chicago (“ABOC”), for approximately $98.1 million, which includes an earnout of up to $1.1 million, in an all-cash transaction. Although the two entities have Amalgamated in the name, AMAL and ABOC are not currently affiliated.

ABOC has been dedicated to serving America’s working people since its founding in Chicago in 1922 by the Amalgamated Clothing Workers of America, the same union that founded AMAL. Building on its union heritage, ABOC will now gain access to a broader network to align with the niche segments that AMAL services, including nonprofits, political organizations, philanthropies, sustainability, and social enterprises. ABOC has an attractive, mission compatible customer base including more than 900 unions, total assets of $950 million, loans of $519 million and an industry leading deposit franchise with a total cost of deposits of 9bps on deposits of $836 million as of June 30, 2021. Additionally, as of June 30, 2021, ABOC’s trust business held approximately $13 billion in assets under custody, approximately $2.4 billion in assets under management, and also has an established Corporate Trust business with over $40 billion in assets under administration. Upon closing, the combined company will have approximately $7.6 billion in assets, $6.8 billion in deposits, $3.7 billion in loans, and $19.0 billion of trust assets under management and $52.2 billion of trust assets under custody.

AMAL was the first publicly traded, ESG-focused bank and this transaction expands its market footprint and builds on its position as the largest bank of its kind in the country. ABOC and AMAL are committed to supporting similar causes, and the combined company will be a powerful platform for growth and innovation. This move also comes at a time when responsible banking and personal financial services are more important than ever in furthering economic, social, racial, and environmental justice.

The combination will allow AMAL to expand its geographic presence, further strengthen its financial position and better serve socially responsible people and organizations. As a larger platform with an established Chicago base, the combined company can better serve clients with expanded capacity. The company will also further diversify its risk and capitalize on operational and administrative cost synergies, offering the opportunity to invest in talent, products, and technology to benefit the valued customers and communities it serves.

Lynne Fox, AMAL’s Chair of the Board of Directors said “Both institutions have been successful community staples for almost 100 years. Our new organization will enable us to build on that legacy, to expand America’s socially responsible bank, and to advance positive social change.”

“We are thrilled about joining forces with Amalgamated Bank of Chicago and bringing our shared commitment to socially responsible banking to serve customers in Chicago and the midwestern U.S.,” said Priscilla Sims Brown, AMAL’s President and CEO. “This acquisition aligns with our disciplined strategy of pursuing accretive opportunities that allow us to expand geographically, strengthen our financial resources and increase our customer base while leveraging our unique expertise in operating as an ESG-driven bank. We have long admired Amalgamated Bank of Chicago and are excited about this reunion of our once-related banks. Together, we have identified key areas of growth and opportunity that we’re ready to start collaborating on.”

“This transaction combines two like-minded organizations and strengthens our ability to meaningfully impact the banking system and wider society for the better,” said Robert M. Wrobel, ABOC’s Chairman and CEO. “It will enhance our ability to serve our customers and communities as well as create opportunities for our employees. I am incredibly proud of the business that the extraordinary Amalgamated Bank of Chicago team has built. I am confident that the partnership of the strong leadership teams and dedicated employees at both organizations will lead the business to even greater heights in service of our important goals for society and the planet.”

At the close of the transaction, which is targeted to occur by the end of the year, AMAL’s President and CEO, Priscilla Sims Brown, will lead the combined company, and ABOC’s current Chairman and CEO, Robert M. Wrobel, and its President, James T. Landenberger, will serve as transitional consultants to the combined company through December 31, 2022. Some members of ABOC’s current board will join a new advisory board that will be established after the closing, bringing together the strong leadership of both banks’ experienced local and national labor leaders.

Strategic Rationale

•	Solidifies the combined bank as the largest mission-oriented bank in the United States with $7.6 billion in assets
•	Provides entry to Chicago, the third largest MSA in the U.S. with $18 billion of target customer assets and significant, greenfield organic loan growth opportunities
•	Adds new lending expertise with proven in-market operating performance
•	Joining AMAL and ABOC’s asset management and custody businesses provides the opportunity to create a stronger, more profitable operating platform
•	Adds to AMAL’s industry leading deposit franchise by adding ABOC’s $836 million of low-cost deposits, 62% of which are non-interest bearing
•	Builds stronger team of union leadership with extensive experience in workers’ rights and labor movement, supporting and advocating for socially responsible people and organizations, unions and workers around the country

Attractive Financial Profile

Full economic benefits expected to be realized in 2023 assuming the deal closes in fourth quarter of 2021 include:

•	Tangible book value per share dilution earn back of less than three years
•	Significant improvement to AMAL’s financial metrics accretive to ROAA and ROATCE

•	Significant cost save opportunities through the elimination of duplicative functions drives expected EPS accretion of 17.5%
•	Redeployment of ABOC’s excess liquidity into earning assets with higher risk-adjusted returns

Approvals

The Boards of Directors of both companies have unanimously approved the transaction. The acquisition is targeted to close by the end of the year and is subject to customary closing conditions, including receipt of required regulatory approvals and approval by the shareholders of Amalgamated Investments Company.

Advisors

Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor and Nelson Mullins Riley & Scarborough LLP served as legal counsel to Amalgamated Bank. Piper Sandler & Co. served as financial advisor and Hinshaw & Culbertson LLP served as legal counsel to Amalgamated Bank of Chicago.

About Amalgamated Bank

Amalgamated Bank (“Amalgamated” or the “Bank”), the wholly-owned banking subsidiary of Amalgamated Financial Corp. (Nasdaq: AMAL), is a mission-driven New York-based full-service commercial bank and a chartered trust company with a combined network of six branches in New York City, Washington D.C., San Francisco, and Boston. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. As of June 30, 2021, our total assets were $6.6 billion, total net loans were $3.1 billion, and total deposits were $5.9 billion. Additionally, as of June 30, 2021, our trust business held $39.2 billion in assets under custody and $16.6 billion in assets under management.

Since our founding in 1923, Amalgamated Bank has served as America’s socially responsible bank, empowering organizations and individuals to advance positive social change. Amalgamated Bank advocates alongside those working to make the world more just, compassionate, and sustainable. Amalgamated Bank is the country’s largest B Corp® bank and a proud member of the Global Alliance for Banking on Values. We don’t just have a mission, we are on a mission to advance economic, social, racial and environmental justice utilizing the tools of finance. For more information, please visit our website at www.amalgamatedbank.com.

About Amalgamated Bank of Chicago

Founded in 1922, Amalgamated Bank of Chicago is a full-service commercial and consumer banking institution serving the financial and trust needs of governmental units; various local, national and international unions and their members; corporations and commercial organizations; and individuals. As of June 30, 2021, Amalgamated Bank of Chicago’s assets were $950.1 million. More information can be found on our website: www.aboc.com.

Cautionary Note Regarding Forward-Looking Statements

Statements included in this press release, which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of AMAL and ABOC with respect to their planned merger, the strategic and financial benefits of the merger, including the expected impact of the transaction on the combined company’s scale, deposit franchise, growth and future financial performance, and the timing of the closing of the transaction.  Words such as “may,” “anticipate,” “plan,” “estimate,” “expect,” “project,” “assume,” “approximately,” “continue,” “should,” “could,” “will,” “poised,” “focused,” “targeted,” “opportunity,” “plans” and variations of such words and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

•	the failure to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction);
•	the failure of ABOC to obtain shareholder approval, or the failure of either company to satisfy any of the other closing conditions to the transaction on a timely basis or at all;
•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;
•	the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where AMAL and ABOC do business, or as a result of other unexpected factors or events;
•	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
•	diversion of management’s attention from ongoing business operations and opportunities;
•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction;
•	the outcome of any legal proceedings that may be instituted against AMAL or ABOC;
•	the integration of the businesses and operations of AMAL and ABOC, which may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to AMAL’s and ABOC’s existing businesses;
•	business disruptions following the merger; and
•	other factors that may affect future results of AMAL and ABOC including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; changes in general economic conditions, including due to the COVID-19 pandemic; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. AMAL and ABOC disclaim any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.  Additional factors that could cause results to differ materially from those described above can be found in Amalgamated Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the U.S. Securities and Exchange Commission (the “SEC”) and available on AMAL’s investor relations website, https://ir.amalgamatedbank.com/, under the heading “Financial Information,” and in other documents Amalgamated Financial Corp. files with the SEC.

Additional Information

Amalgamated Investments Company will prepare and deliver to each of its shareholders a proxy statement or notice with respect to the proposed merger. AMALGAMATED INVESTMENTS COMPANY SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT OR NOTICE REGARDING THE PROPOSED MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Contacts

Amalgamated Bank

Media:

Peter Neiman

Amalgamated Bank

PeterNeiman@amalgamatedbank.com

212-895-4455

Investors:

Jamie Lillis

Solebury Trout

shareholderrelations@amalgamatedbank.com

800-895-4172

Amalgamated Bank of Chicago

Jim Landenberger

Amalgamated Bank of Chicago

jlandenberger@aboc.com

312-822-3159